UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2013

CHINA SHOUGUAN MINING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-167964                    27-2513824

(Commission File Number) (IRS Employer Identification No.)

6009 Yitian Road

New World Center Rm. 3207

Futian District, Shenzhen

People’s Republic of China

(Address of principal executive offices and zip code)

Telephone 0086-755-82520008

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 8, 2013, China Shouguan Mining Corporation (“the Company”) entered into a definitive agreements with WANG Hao, a non- US Person, relating to the private placement of a total of 2,000,000 common stocks of the Company at a subscription price of $0.60 per share, for an aggregate gross cash purchase price of $1,200,000 under Regulation S.

Prior to closing under the agreements, the Company had a total of 113,000,000 shares of its common stock issued and outstanding. Following closing, the Company has a total of 115,000,000 shares issued and outstanding. The proceeds of the sale of the shares will be added to working capital

The disclosure in this report is qualified in its entirety by the full terms and conditions of the Subscription Agreement which is being furnished as an exhibit to this report and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description
10.1	Subscription Agreement, dated February 8, 2013, by and between China Shouguan Mining Corporation and WANG Hao

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHOUGUAN MINING CORPORATION

By: /s/ Feize Zhang ___________________________________________ Feize Zhang, Chairman and Principal Executive Officer

Dated: February 14, 2013

2